Exhibit - Georgia Exploration, Inc. Form 10-QSB

10.1 Agreement between Wharton Resources LP and CodeAmerica Investments LLC effective October 1, 2006 for the purchase of 3,400 oil and gas lease acreage located in Bell County, Kentucky.

BELL PROSPECT
BELL COUNTY, KENTUCKY
PURCHASE AND SALE AGREEMENT

STATE OF KENTUCKY	}

COUNTY OF BELL	}

This Purchase and Sale Agreement (this “Agreement”) is entered into as of and effective the 1st day of October, 2006 by and between:

PARTIES TO AGREEMENT

(1)	CODEAMERICA INVESTMENTS, LLC (“CodeAmerica”)
8900 Germantown Road, Suite 100
Olive Branch, Mississippi 38654
(“SELLER”)

(2)	WHARTON RESOURCES LP (“Wharton”)
519 Heights Blvd.
Houston, Texas 77007
(“PURCHASER”)

WHEREAS:

A.
SELLER owns the oil and gas lease described in Exhibit A (hereafter referred to as the “Bel, Inc. Lease” or “Lease”) with lease acreage of approximately 3,400 gross acres, more or less located in Bell County, Kentucky;

B.	PURCHASER desires to acquire SELLER’s interests in the Bel, Inc. from SELLER at a purchase price of US$ 75.00 per acre; and

C.
SELLER agrees to sell and assign its interests in Lease to PURCHASER, and PURCHASER agrees to remit payment to SELLER for such purchase of Lease, upon PURCHASER’S completion of an equity and/or debt offering (the “Acquisition Payment”);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and provisions herein contained, the receipt of which is hereby acknowledged by PURCHASER and by SELLER, the parties hereto agree each with the other as follows:

ARTICLE 1 - DEFINITIONS

a.
Acquisition Payment - An amount equal to seventy-five dollars (US$75.00) per gross acre (a total of US$ 255,000 ) to be paid by PURCHASER to SELLER in immediately available funds, to a bank account specified by SELLER, upon PURCHASER’S completion of an equity or debt offering.

b.	Bell, Inc. Lease (or Lease Acreage) - The oil and gas lease acreage as described in Exhibit A to this Agreement.

ARTICLE II - ASSINGMENT ACREAGE

SELLER represents that it owns the oil and gas lease described in Exhibit A, which comprise approximately three thousand four hundred (3,400) acres gross and which are located in Bell County, Kentucky. SELLER does not warrant title to the Lease Acreage, nor does SELLER make any representation with regard to any presence or lack of federal jurisdiction and/or regulation of the Lease Acreage, but SELLER will, upon request, furnish to PURCHASER a copy of such title documents and relevant papers concerning the Lease Acreage as SELLER has in its files, including without limitation the Lease itself. SELLER shall have no obligation to furnish to PURCHASER new or supplemental abstracts of title or to do any curative work in connection with the title to the Lease Acreage, or in connection with the Lease or any other contracts affecting the Lease Acreage, that are not already in SELLER’S files. PURCHASER shall furnish to SELLER a copy of any title opinion covering the Lease Acreage, if such is obtained or acquired by PURCHASER.

ARTICLE III - LEASE ASSIGNMENT

Upon PURCHASER’S remittance of Acquisition Payment to SELLER, SELLER shall execute and deliver to PURCHASER a recordable assignment of: (a) one-hundred percent (100%) working interest in and to the oil, gas and associated hydrocarbons in the Lease Acreage, and (b) subject to a 1/8th (one-eighth) Lessor royalty burden, less any other interests that may be reserved by Lessee under said Lease. A copy of the Assignment of Oil, Gas and Mineral Lease to be executed by SELLER and delivered to PURCHASER upon PURCHASER’S remittance of the Acquisition Payment is provided in Exhibit C to this Agreement.

Such assignment shall be made without any warranty whatsoever, either express or implied, except by, through and under this Agreement. Such assignment shall be subject to the limitations, restrictions, terms, conditions, exceptions, reservations and covenants set forth in this Agreement, the Bell Inc. Lease and all other instruments of record affecting the Lease Acreage. Upon assignment, PURCHASER will solely be responsible for the payment of all costs and capital expenditures necessary to drill and complete, or plug and abandon wells drilled by PURCHASER on Lease Acreage.

ARTICLE IV - DRILLING AND PLUGGING AND ABANDONMENT PROVISIONS

The entire cost, risk and expense of drilling, testing, completing, interconnecting and/or plugging and abandonment of any well drilled in the Lease Acreage shall be borne exclusively by PURCHASER.

(i)   Each well drilled and/or plugged and abandoned by PURCHASER shall be in compliance with all applicable rules, orders, regulations and laws of state, local or federal authorities, including without limitation environmental and pollution control laws and regulations, and in accordance with generally accepted drilling practices in the oil & gas industry.

(ii)   PURCHASER shall conduct all drilling and other operations on Lease Acreage in a good and workmanlike manner and as such drilling and other operations would be conducted by a reasonably prudent operator, including adherence to all obligations and notices provided for in the Bell, Inc. Lease.

(iii)   PURCHASER further agrees to fill in all pits which may be dug in connection with any drilling operations of PURCHASER on Lease Acreage, and to restore the surface of the portions of the Lease Acreage where such drilling operations are conducted as nearly as possible to their original condition.

(v)   During all drilling operations conducted, PURCHASER will exercise its best efforts to protect all fresh water sands by utilizing a cementing procedure that is designed to ensure there will be no communication with and/or within fresh water sands, regardless of whether the applicable well is completed as a producing well or is plugged and abandoned.

ARTICLE V -  MINIMUM ROYALTY, DELAY RENTALS AND SHUT-IN PAYMENTS

PURCHASER acknowledges and hereby agrees, from and after the date hereof and until expiration of the Bell, Inc. Lease to pay annual minimum royalty amounts, delay rentals, shut-in well payments and any other Lease payments, as and to whom required, which may be due or which may come to be due under the terms of the Lease.

SELLER has incurred certain land and legal costs associated with the services to evaluate title of Lease Acreage, and PURCHASER agrees to reimburse SELLER for such costs, which are more fully identified and described in Exhibit B to this Agreement. Total SELLER costs incurred to be reimbursed by PURCHASER are $59,475.00. At PURCHASER’S request, SELLER shall provide copies of invoices, cancelled checks and/or other documentation as applicable to confirm such costs.

ARTICLE VI - INDEMNITY

PURCHASER shall defend, indemnify and hold SELLER, its representatives, officers, directors, agents, employees and invitees harmless from and against any and all third party claims, liens, demands, costs, loss, liability, or damage suffered by SELLER (including attorney’s fees, litigations costs and investigation costs), arising out of PURCHASER’S operations, or operations conducted by persons in a contractual relationship with PURCHASER, plugging and abandoning any wells, PURCHASER’S use and disposal of produced water, wastes or substances associated with operations on the Lease Acreage. PURCHASER’S obligations under this Article VI are continuing obligations that shall continue in effect and that shall be enforceable by SELLER for a period of two (2) years after the expiration of the Bell, Inc. Lease.

ARTICLE VII - NOTICES

All notices authorized or required by the terms of this Agreement shall be given in writing by personal delivery, express mail, facsimile or other delivery service, return receipt requested and postage or charges prepaid, and addressed to the party to whom the notice is given at the address listed below. The notice required under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. A party shall be deemed to have received notice when such written notice is delivered to the address of the party to be notified as stated below (or as subsequently changed by proper notification) or to the facsimile of such party. Each party shall have the right to change its address at any time or from time to time by giving written notice thereof to the other party.

SELLER
CODEAMERICA INVESTMENTS, LLC
8900 Germantown Road, Suite 100
Olive Branch, MS 38654
Attn: Mr. Milton Cox
Telephone: (662) 890-7379
Fax : (662) 893-7883

PURCHASER
WHARTON RESOURCES LP
519 Heights Blvd.
Houston, TX 77007
Attn: Mr. Michael V. Grover,
Registered Agent
Telephone: (713) 225-6511
Fax : (713) 225-5100

ARTICLE VIII - GOVERNING LAW

This Agreement shall be construed under and in accordance with the laws of the State of Texas.

ARTICLE IX - MISCELLANEOUS

(a)   INDIVIDUAL RESPONSIBILITIES

The duties, obligations, and liabilities of the parties hereto are intended to be severable and not joint or collective. This Agreement is not intended to create, and shall not be construed to create an association or trust, a mining or other partnership or association for profit, joint venture or agency relationship, or to render the parties liable for acts, either of commission or omission, of any parties hereto. Each party hereto shall be individually responsible for its own obligations as herein provided.

(b)   ASSIGNMENT

This Agreement may be assigned by PURCHASER without consent of SELLER, so long as the party receiving assignment has the financial and technical capability and capacity to perform and meet all obligations under this Agreement.

(c)   EFFECT OF AGREEMENT

This Agreement and the Exhibits attached hereto and made a part hereof will inure to the benefit of and be binding upon the parties, their successors and assigns.

(d)   COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which constitute the one and the same legal instrument.

(e)   HEADINGS

The headings used in this Agreement and for convenience of reference only and shall not be used for purposes of construing or interpreting this Agreement.

(f)   ENTIRE AGREEMENT

This Agreement constitutes the complete and entire understanding between SELLER and PURCHASER with respect to the subject matter hereof, and supersedes any and all previous representations and agreements, whether oral or written, regarding the subject matter of this Agreement.

(g)   TIME OF THE ESSENCE

Time shall be of the essence in the performance of the parties’ obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as the 1st day of October 2006 the day and year first above written.

SELLER		PURCHASER

CODEAMERICA INVESTMENTS, LLC		WHARTON RESOURCES

By:	/ s / Wm Milton Cox	By:	/ s / Don Sytsma
	Wm. Milton Cox		Don L. Sytsma
	Chairman and CEO		Director & CFO

EXHIBIT “A” TO
PURCHASE AND SALE AGREEMENT DATED OCTOBER 1, 2006
CODEAMERICA INVESTMENTS, LLC (“SELLER”), and
WHARTON RESOURCES LP (“PURCHASER”)

BELL PROSPECT
BELL COUNTY, KENTUCKY

OIL AND GAS LEASE SUBJECT TO AGREEMENT:

1.	Oil and Gas Lease between Bel, Inc. as Lessor, and CodeAmerica Investments, LLC, as Lessee, dated December 12, 2004.

Lease covers 3,400 acres of land, more or less, of record in Deed Book 309 Page 293, Deed Book 322 Page 391 and Deed Book 309 Page 353, records of the Bell County Clerk’s office which is primarily oil and gas rights but not to include surface rights for most of the property.

EXHIBIT “B” TO
PURCAHSE AND SALE AGREEMENT DATED OCTOBER 1, 2006
CODEAMERICA INVESTMENTS, LLC (“SELLER”), and
WHARTON RESOURCES LP (“PURCHASER”)

EXPENSES PAID BY SELLER TO BE
REIMBURSED BY PURCHASER

Date	Check No.	Payee	Descrition	Amount
11/23/04	2178	Sims & Sims, Attorney	Legal retainer	$1,000.00
12/09/04	2199	Sims & Sims, Attorney	Legal fees	$5,000.00
1/13/05	2237	Bel, Inc.	Land work	$3,400.00
1/13/05	2238	WST, Inc.	Land work	$3,400.00
1/13/05	2236	Trifecta One	Land work	$17,000.00
3/15/05	2328	Trifecta One	Land work	$1,600.00
3/17/05	2333	Helton & Helton	Legal retainer	$20,000.00
7/21/05	2513	Trifecta One	Land work	$4,400.00
10/13/05	2625	Steve Scott	Land work	$3,675.00
				$59,475.00

EXHIBIT “C” TO
PURCHASE AND SALE AGREEMENT DATED OCTOBER 1, 2006
CODEAMERICA INVESTMENTS, LLC (“SELLER”), and
WHARTON RESOURCES LP (“PURCHASER”)

ASSIGNMENT OF OIL, GAS AND MINERAL LEASE
BELL PROSPECT
BELL COUNTY, KENTUCKY

THE STATE OF KENTUCKY §

COUNTY OF BELL §

This ASSIGNMENT OF OIL GAS AND MINERAL LEASE made effective this 1st day of October, 2006, by and between CODEAMERICA INVESTMENTS, LLC, with offices located at 8900 Germantown Rd., Suite 100, Olive Branch, Mississippi 38654, hereinafter called “Assignor”, and WHARTON RESOURCES LP with offices at 519 Heights Boulevard, Houston, Texas 77007, hereinafter called “Assignee”,

WITNESSETH:

ASSIGNMENT. For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration herein paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor, subject to any reservations and conditions hereinafter set out, hereby ASSIGNS AND TRANSFERS unto Assignee the following described oil, gas and mineral lease, and the oil, gas and mineral leasehold estate created there-under, affecting lands in Bell County, Kentucky, to wit.

1. Oil and Gas Lease between Bel, Inc., as Lessor and CodeAmerica Investments LLC, as Lessee recorded in Deed Book 309 Page 293, Deed Book 322 Page 391 and Deed Book 309 Page 353, of the Official Records of Bell County, Kentucky (the “Lease” and/or “Lease Acreage”).

TO HAVE AND TO HOLD the above described oil, gas and mineral lease and the oil, gas and mineral estate created thereby, insofar as it covers the said tracts of land, unto the said Assignee, together with all and singular, the rights and appurtenances thereto in anywise belonging, forever; and Assignor does not bind itself, its heirs, administrators, executors and assigns, to the extent hereafter indicated, to WARRANT and FOREVER DEFEND all and singular the said oil, gas and mineral lease and the oil, gas and mineral leasehold estate created thereby. This Assignment covers the said tracts of land, unto the said Assignee, his heirs and assigns, against every person whomsoever claiming or to claim the same or any part thereof (except as to any reservation hereinafter contained) by through and under Assignor, but not otherwise, and to the extent that the assignment herein made transfers and assigns a 100% working interest in all the oil, gas and other minerals that may be produced and saved from the lands covered by the oil, gas and mineral lease assigned herein).

Without limitation or expansion of the foregoing special warranty of title, Assignor warrants that:

(1) That the Lease is in full force and effect, and is valid and subsisting oil, gas and mineral lease against the said tracts of land;

(2) That the Lease is held by Assignor, and Assignor has the authority to sell and convey the Lease and the corporate right to do so;

(3) The Lease and oil, gas and mineral leasehold estate therein conveyed represents a 100% working interest in the Lease Acreage;

(4) The net revenue interest assigned to Assignee carries a 1/8th Lessor royalty burden, less any other interests that maybe reserved by Lessee under said Lease;

(5) That all rentals and royalties currently payable under the leases have been paid;

IN WITNESS WHEREOF, this Assignment of Oil, Gas and Mineral Leases is EXECUTED effective this ____ day of ___________ 200__.

CodeAmerica Investments, LLC
“Assignor”

ACKNOWLEDGEMENTS

This instrument was executed and acknowledged before me on this _____ day of _______by:

Wm. Milton Cox, Chairman and CEO, CodeAmerica Investments, LLC.

BELL PROSPECT
PURCHASE AND SALE AGREEMENT
BELL COUNTY, KENTUCKY

First Amendment

The Bell Prospect Purchase and Sale Agreement between Wharton Resources LP and CodeAmerica Investments, LLC made effective the 1st day of October 2006 (the “Agreement”) is amended and modified as follows:

Article I - Definitions - are amended to provide:

c.
“Acquisition Payment” - An amount equal to seventy-five dollars (US$75.00) per gross acre (a total of US$ 255,000) times 1/3rd to be paid by PURCHASER to SELLER in immediately available funds by November 15, 2006.

d.	“Bell, Inc. Lease (or Lease Acreage)” - The oil and gas lease acreage as described in Exhibit A to this Agreement.

e.
“Remaining Acquisition Payment” - An amount equal to seventy-five dollars (US$75.00) per gross acre (a total of US$ 255,000 ) times 2/3rd to be paid by PURCHASER to SELLER in immediately available funds to a bank account specified by SELLER, upon PURCHASER’S completion of an equity or debt offering.

Article V - Minimum Royalty, Delay Rentals and Shut-In Payments - is amended to add as a third paragraph to the Article V the following:

Upon remittance of and concurrent with the remittance of the Acquisition Payment to SELLER, PURCHASER shall also remit to SELLER payment for the costs to be reimbursed by PURCHASER to SELLER as further identified in Exhibit B to this Agreement.

The Agreement as amended and modified is in all other things confirmed, ratified and acknowledged by Parties to be in full force and effect.

This First Amendment shall extend to and be binding upon the Parties hereto, their heirs, successors, assigns and legal representatives as of the Effective Date of this Agreement.

CODEAMERICA INVESTMENTS, LLC			WHARTON RESOURCES LP

By:	/ s / W. Milton Cox		By:	/ s / Don Sytsma

Title:	Chairman & CEO	11/16/06	Title:	CFO	11/16/06
		Date			Date